Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES SECOND QUARTER EARNINGS

Aiken, South Carolina (July 31, 2023) - Security Federal Corporation (the “Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (the “Bank”), today announced earnings and financial results for the three and six months ended June 30, 2023.

The Company reported net income of $1.8 million, or $0.55 per share, for the quarter ended June 30, 2023 compared to $2.2 million, or $0.67 per share, for the second quarter of 2022. Year to date net income was $4.5 million, or $1.37 per common share, for the six months ended June 30, 2023 compared to $3.7 million, or $1.14 per common share, during the six months ended June 30, 2022. The year over year increase in net income was primarily due to an increase in net interest income.

Second Quarter Financial Highlights

●	Net interest income increased $580,000, or 6.8%, to $9.1 million.
●

Total interest income increased $6.2 million, or 65.7%, to $15.6 million while total interest expense increased $5.6 million, or 661.7%, to $6.4 million. The increase in interest income and interest expense was the result of higher market interest rates.

●	Non-interest income decreased $387,000, or 14.7%, to $2.3 million.
●	Non-interest expense increased $479,000, or 5.7%, to $8.9 million.

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	6/30/2023	6/30/2022
Total interest income	$15,553	$9,388
Total interest expense	6,429	844
Net interest income	9,124	8,544
Provision for credit losses	221	-
Net interest income after provision for credit losses	8,903	8,544
Non-interest income	2,251	2,638
Non-interest expense	8,908	8,429
Income before income taxes	2,246	2,753
Provision for income taxes	468	589
Net income	$1,778	$2,164
Earnings per common share (basic)	$0.55	$0.67

Year to Date (Six Months) Comparative Financial Highlights

●	Net interest income increased $2.9 million, or 17.7%, to $19.4 million.
●	Total interest income increased $11.7 million, or 64.6%, to $29.8 million while total interest expense increased $8.8 million, or 535.1%, to $10.4 million.
●	Non-interest income decreased $790,000, or 15.1%, to $4.5 million.
●	Non-interest expense increased $916,000, or 5.4%, to $17.9 million.

	Six Months Ended
(Dollars in Thousands, except for Earnings per Share)	6/30/2023	6/30/2022
Total interest income	$29,771	$18,087
Total interest expense	10,403	1,638
Net interest income	19,368	16,449
Provision for credit losses	221	-
Net interest income after provision for credit losses	19,147	16,449
Non-interest income	4,451	5,241
Non-interest expense	17,939	17,023
Income before income taxes	5,659	4,667
Provision for income taxes	1,207	954
Net income	$4,452	$3,713
Earnings per common share (basic)	$1.37	$1.14

Credit Quality

●

On January 1, 2023, the Company adopted the Current Expected Credit Losses (“CECL”) accounting standard. The transition adjustment of the adoption of CECL included an increase in the allowance for credit losses on loans of $784,000 and an increase in the allowance for credit losses on unfunded loan commitments of $1.2 million, which is recorded in other liabilities. The Company recorded a net decrease to retained earnings of $1.6 million as of January 1, 2023 for the cumulative effect of adopting CECL, which reflects the transition adjustments noted above, net of the applicable deferred tax assets recorded.

●

The Bank recorded $326,000 in provision for credit losses on loans held for investment, which was partially offset by a reversal of provision for unfunded commitments of $105,000, resulting in a net provision expense of $221,000 for the first six months of 2023 compared to no provision for credit losses during the first six months of 2022.

●	Non-performing assets were $6.7 million at June 30, 2023 compared to $6.4 million at December 31, 2022 and $2.6 million at June 30, 2022.
●	Allowance for credit losses to gross loans was 2.04%, 2.00% and 2.18% at June 30, 2023, December 31, 2022 and June 30, 2022, respectively.

At Period End (dollars in thousands)	June 30, 2023	December 31, 2022	June 30, 2022
Non-performing assets	$6,662	$6,421	$2,606
Non-performing assets to total assets	0.45%	0.46%	0.51%
Allowance for credit losses	$12,283	$11,178	$11,198
Allowance to gross loans	2.04%	2.00%	2.18

Balance Sheet Highlights and Capital Management

●	Total assets were $1.5 billion at June 30, 2023, an increase of $90.9 million since the end of last year and a year-over-year increase of $70.1 million.
●	Net loans receivable totaled $589.7 million at June 30, 2023, an increase of $39.7 million during the first half of 2023 and a year-over-year increase of $86.7 million.
●

Investment securities have remained stable during the first six months of 2023 having increased $989,000 to $718.6 million at June 30, 2023. Year over year, investments decreased $21.0 million as maturities and principal paydowns of investments exceeded purchases during the 12 month period.

●	Total deposits were $1.2 billion at June 30, 2023, a year to date increase of $69.4 million, or 6.3%, and a year-over-year increase of $29.8 million, or 2.6%.
●	Borrowings increased $15.4 million, or 14.9%, during the first half of 2023 to $118.7 million. The increase was primarily to assist in funding continued loan demand.

Dollars in thousands (except per share amounts)	6/30/2023	12/31/2022	6/30/2022
Total assets	$1,472,240	$1,381,366	$1,402,150
Cash and cash equivalents	77,180	28,502	78,873
Total loans receivable, net *	589,665	549,917	502,979
Investment securities	718,575	717,586	739,577
Deposits	1,179,473	1,110,085	1,149,682
Borrowings	118,745	103,323	77,500
Total shareholders' equity	163,309	160,233	166,894
Common shareholders' equity	80,360	77,284	83,947
Common equity book value per share	$24.70	$23.76	$25.81
Total risk based capital to risk weighted assets (1)	18.97%	19.03%	19.41%
CET1 capital to risk weighted assets (1)	17.72%	17.78%	18.15%
Tier 1 leverage capital ratio (1)	10.13%	10.41%	10.01%
* Includes PPP loans of $552,000 at 6/30/2022.
(1) - Ratio is calculated using Bank only information and not consolidated information

Security Federal has 19 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. The Bank’s newest branch, located in downtown Augusta, Georgia, recently opened in April 2023. It is a full-service branch offering depository banking as well as commercial and consumer lending. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: potential adverse impacts to economic conditions in our local market area or other aspects of the Company’s business, operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing oil prices and supply chain disruptions; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.